Exhibit 99.2

Toyota Business Highlights
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TOYOTA MOTOR SALES (TMS), U.S.A. INC. MONTHLY RESULTS

[]   The U.S. automobile SAAR figure for July 2012 came in at 14.1 million units, the sixth month this year the industry has topped the 14 million mark.

[]   TMS July sales totaled 164,898 units, up 26.1% from July 2011 volume.

[]   Camry and Camry hybrid sales volume increased 10.7% compared to July 2011 volume. Prius family sales volume rose 110.5% .

[]   North American production totaled 118,549 units, a volume increase of 23.5%
     from the same period in the prior fiscal year.

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TOYOTA MOTOR CORPORATION FINANCIAL RESULTS

                                                        Yen in millions
                                                    -------------------------
TMC consolidated financial performance               Q1 FY2012    Q1 FY2013
--------------------------------------------------- ------------ ------------
Net Revenues                                       Yen 3,441,050 Yen 5,501,573
Operating Income (Loss)                               -107,963      353,143
Net Income attributable to TMC (Loss)                    1,160      290,347
--------------------------------------------------- ------------ ------------
TMC Consolidated Balance Sheet
--------------------------------------------------- ------------ ------------
Current Assets                                     Yen 11,610,044 Yen 12,107,624
Noncurrent finance receivables, net                   5,460,383    5,432,051
Total Investments and other assets                    6,051,904    6,424,105
Property, plant and equipment, net                    6,162,530    6,065,995
=================================================== ============ ============
Total Assets                                       Yen 29,284,861 Yen 30,029,775
Liabilities                                        Yen 18,477,708 Yen 19,002,182
Shareholders' equity                                 10,807,153   11,027,593
=================================================== ============ ============
Total Liabilities and Shareholders' Equity         Yen 29,284,861 Yen 30,029,775
--------------------------------------------------- ------------ ------------
Operating Income (Loss) by geographic region
--------------------------------------------------- ------------ ------------
Japan                                               -Yen 206,634 Yen 107,105
North America                                           28,991      117,636
Europe                                                  -7,551        3,401
Asia                                                    60,112      101,580
Other++                                                 21,028       27,176
Inter-segment elimination and/or unallocated amount     -3,909       -3,755
--------------------------------------------------- ------------ ------------

++ "Other" consists of Central and South America, Oceania and Africa.
Source: Toyota Motor Corporation company filings.

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Production (units) Q1 FY2012 Q1 FY2013
--------------------------------------
Japan           556,147 1,105,286
North America   188,260  450,723
Europe           75,752  102,030
Asia            279,824  470,070
Other++          89,674  108,053
------------- --------- --------------
Sales (units) Q1 FY2012 Q1 FY2013
------------- ------------------------
Japan           292,283  576,670
North America   275,468  662,347
Europe          174,249  208,847
Asia            259,873  418,756
Other++         219,501  401,943
------------- --------- --------------
                                                                               1

TOYOTA MOTOR CREDIT CORPORATION FINANCIAL RESULTS

- Our consolidated results for the first quarter of fiscal 2013 increased as compared to the same period in fiscal 2012 primarily due to a decrease in interest expense, partially offset by a decline in total financing revenue.
- Financing volume increased while market share decreased in the first quarter of fiscal 2013 compared to the same period in fiscal 2012. The increase in volume was driven primarily by the increased supply of new Toyota and Lexus vehicles and an increase in TMS subvention.
- The overall credit quality of our consumer portfolio in the first quarter of fiscal 2013 continued to benefit from our continued focus on purchasing practices and collection efforts.
- Net charge-offs as a percentage of average gross earning assets increased as production improved vehicle supply levels and used vehicle values declined slightly in the first quarter of fiscal 2013.

U.S. dollars in millions

TMCC financial performance	Q1 FY2012	Q1 FY2013
Total financing revenues	$1,920	$1,797
Income before income taxes	748	756
Net income	465	477
Debt-to-Equity Ratio	10.2x	9.2x



TFS - Market Share[1]
Q1 FY2012
Q1 FY2013
Q1 FY2013
62.5%
Q1 FY2012
67.5%



TMCC - Percentage of contracts subvened
Q1 FY2012
Q1 FY2013
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
46.4%
51.1%
11.8%
29.2%
85.5%
81.0%
New retail contracts
Used retail contracts
Lease contracts



TMCC - Vehicle financing volume
Q1 FY2012
Q1 FY2013
units in thousands
200
150
100
50
0
140
180
93
72
62
79
New retail contracts
Used retail contracts
Lease contracts



TMCC consumer portfolio credit performance*
Net charge-offs as a percentage of average gross earning assets
Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
Q1 FY2009
Q1 FY2010
Q1 FY2011
Q1 FY2012
Q1 FY2013

[1]Toyota Financial Services (TFS) market share represents the percentage of total domestic TMS sales of new Toyota and Lexus vehicles financed by us, excluding non-Toyota/Lexus sales, sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.

**TMCC consumer portfolio includes TMCC and its consolidated subsidiaries.*

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

- Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp. (TCPR), and Toyota Credit Canada Inc. (TCCI)† maintain direct relationships with institutional commercial paper investors through its Sales & Trading team, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.
- For the first quarter of fiscal 2013, TMCC and TCPR commercial paper programs ranged from approximately $20.5 billion to $24.8 billion with an average outstanding balance of $22.5 billion. As of June 30, 2012 the programs had an average remaining maturity of 87 days.
- TMCC and its consolidated subsidiaries' financial liabilities are provided in the adjacent chart.



TMCC consolidated financial liabilities comparison‡
Amount ($billions)
$80
$70
$60
$50
$40
$30
$20
$10
$0
11.2
46.0
17.7
9.5
41.1
24.6
Q1 FY2012
Q1 FY2013
Secured notes & loans payable
Unsecured notes & loans payable
Commercial Paper

†TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.
‡TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.

MOVING FORWARD IN 2012

- Toyota will launch 19 new or updated models this year, including 7 from Toyota, 9 from Lexus and 3 from Scion
- Continued industry leader in power-train, safety and production with the most fuel-efficient line-up of any full-line OEM
- 10 hybrid models currently sold in the U.S. with a 71.6% share of the U.S. hybrid market as of July 2012
- Toyota has recently created the Toyota in Action website highlighting the company's operations, innovations, community, and people across the United States. Please visit **www.toyotainaction.com**, to learn more about our U.S. activities and impact.

Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.

The Toyota Financial Services Sales & Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales & Trading Contacts
Jeff Carter
Head of Sales & Trading
(310) 468-6197
jeff_carter@toyota.com

Nicholas Ro
Sales & Trading Manager
(310) 468-7758
nicholas_ro@toyota.com

East Region
David Johnson
Treasury Manager - East Region
(310) 468-7343
david_johnson@toyota.com

Richard Kinzly
East Region Representative
(310) 468-5302
richard_kinzly@toyota.com

Central Region
Hank Kim
Central Region Representative
(310) 468-3518
hank_kim@toyota.com

Darren Marco
Central Region Representative
(310) 468-5330
darren_marco@toyota.com

West Region
Ricky Chen
West Region Representative
(310) 468-3509
ricky_chen@toyota.com

Please direct all inquiries to (800) 292-1147 or email us at tfs_trading@toyota.com